EXHIBIT A

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: April 20, 2021

RAILROAD RANCH MASTER FUND, LP

By:	JDS Equity, LLC,
its general partner

	By:	/s/ James D. Shelton, Jr.
Manager

JDS EQUITY, LLC

By:	/s/ James D. Shelton, Jr.
Manager

RAILROAD RANCH CAPITAL PARTNERS, LP

By:	Railroad Ranch Capital, LP,
its general partner

	By:	JDS Equity, LLC,
its general partner

		By:	/s/ James D. Shelton, Jr.
Manager

RAILROAD RANCH CAPITAL, LP

By:	JDS Equity, LLC,
its general partner

	By:	/s/ James D. Shelton, Jr.
Manager

RAILROAD RANCH CAPITAL MANAGEMENT, LP

By:	Railroad Ranch Capital Management GP, LLC,
its general partner

	By:	/s/ James D. Shelton, Jr.
Manager

RAILROAD RANCH CAPITAL MANAGEMENT GP, LLC

By:	/s/James D. Shelton, Jr.
Manager

/s/ James D. Shelton, Jr.
JAMES D. SHELTON, JR., in his individual capacity